SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported) April 3, 1998

                       Boston Restaurant Associates, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

Delaware                              333-43999               61-1162263
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(State or other jurisdiction         (Commission              (IRS Employer
of incorporation)                    File Number)         Identification Number)

             99 Broadway, Suite 400, Saugus,        MA 01906
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       (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (781) 231-7575
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         (Former name or former address, if changed since last report)


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Item 5. Other Events.
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     In March 1998, Boston Restaurant Associates, Inc., a Delaware Corporation
("BRAI" or the "Company"), distributed to the holders of record of the Company's outstanding Common Stock, par value $.01 per share ("Common Stock"), at the close of business on February 18, 1998 (the "Record Date") non-transferable subscription rights (the "Rights") to subscribe for and purchase an aggregate of up to 2,006,277 shares of its Common Stock at a subscription price of $1.00 per share. Each holder of record of Common Stock on the Record Date received .4 Rights for each share of Common Stock held (or one Right for every 2.5 shares of Common Stock). A Registration Statement relating to the Rights ("The Rights Offering") and the Common Stock issuable upon exercise of the Rights was declared effective by the Securities and Exchange Commission on February 26, 1998 the Rights expired at 5:00 p.m. Eastern Standard Time, on March 25, 1998.

     The Rights Offering was fully subscribed to and 2,006,277 shares of common stock were issued on April 3, 1998.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              BOSTON RESTAURANT ASSOCIATES, INC.

Date: April 7, 1998                           By: /s/ George R. Chapdelaine
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                                                  George R. Chapdelaine